EXHIBIT 3.1

ARTICLES OF MERGER

OF

MACE MERGER CORP.

(a Nevada corporation)

WITH AND INTO

PEREGRINE INDUSTRIES, INC.

(a Florida corporation)

_______________________________

Pursuant to Section 607.1105

of the Florida Business Corporation Act

_______________________________

Pursuant to Section 607.1105 of the Florida Business Corporation Act (the “FBCA”), these Articles of Merger provide as follows:

ARTICLE I

State of Incorporation; Surviving Corporation

The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Mace Merger Corp.	Nevada

Peregrine Industries, Inc.	Florida

Peregrine Industries, Inc., a Florida Corporation, shall be the surviving corporation.

ARTICLE II

Plan of Merger

The Agreement and Plan of Merger providing for the merger of Peregrine Industries, Inc. (“PGID”), with and into Mace Merger Corp., with Peregrine Industries, Inc. as the surviving entity, of the merger of Mace Corporation and Mace Merger Corp., a Nevada corporation (“MMSUB”). The Surviving Company’s name shall stay as Peregrine Industries, Inc.

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ARTICLE III

Approval of the Plan

The Board of Directors of Mace Corporation. and PGID reviewed, considered and, on July 30, 2021, pursuant to an action by unanimous written consent in accordance with Section 607.0821 of the FBCA, duly adopted the Agreement and Plan of Merger, and presented the Agreement and Plan of Merger to the majority shareholders of Mace Corporation in accordance with Section 601.1101 of the FBCA. Thereafter, the sole shareholder of MMSUB adopted and approved the Agreement and Plan of Merger on July 30, 2021, pursuant to an action by written consent in accordance with section 607.0704 of the FBCA.

Since the merger involved only a parent and its wholly-owned subsidiary, no approval of PGID’s shareholders were required.

ARTICLE IV

Effective Time

These Articles of Merger shall become effective on the date and at the time accepted for filing by the Department of State of the State of Florida.

IN WITNESS WHEREOF, the undersigned duly authorized officers of the constituent corporations have caused these Articles of Merger to be executed this 30th day of July 2021.

MACE MERGER CORP., a Nevada Corporation

By:	/s/ Miaohong Hanson
Name:	Miaohong Hanson
Title:	President

PEREGRINE INDUSTRIES, INC., a Florida Corporation

By:	/s/ Miaohong Hanson
Name:	Miaohong Hanson
Title:	President

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